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                                                                    Exhibit 23.1




                         CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00406) pertaining to the 1992 Directors Stock Option Plan of Gliatech Inc., in the Registration Statement (Form S-8 No. 333-34802) pertaining to the Amended and Restated 1995 Nonemployee Directors Stock Option Plan, in the Registration Statement (Form S-8 No. 333-34066) pertaining to the Individual Stock Option Agreements Between Gliatech Inc. and Certain Directors, and in the Registration Statement (Form S-8 No. 333-34064) pertaining to the Amended and Restated 1989 Stock Option Plan of our report dated March 23, 2002, with respect to the consolidated financial statements and schedule of Gliatech Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2001.



                                                           /s/ Ernst & Young LLP


Cleveland, Ohio
March 29, 2002